UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 11, 2008
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North,
Brooklyn Center, MN	55429
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 1, 2008, Caribou Coffee Company, Inc. (the “Company”) entered into to an agreement with Kaye R. O’Leary, the acting Chief Financial Officer, pursuant to which she will act as the Chief Financial Officer. The month to month agreement provides for payment to Ms. O’Leary of $250 per hour not to exceed $30,000 on a monthly basis for so long as she continues to serve as acting Chief Financial Officer. The agreement may be terminated by either party with 10 working days notice.
On January 11, 2008, the Company appointed Ms. O’Leary, age 48, as the acting Chief Financial Officer. There are no understandings or arrangements between Ms. O’Leary and any other person pursuant to which she was selected as an executive officer. Ms. O’Leary does not have a family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.
Ms. O’Leary served as the Chief Financial Officer for Buca, Inc., an owner and operator of full service restaurants, from March 2005 to December 2007 and served as the Vice President of Finance for Navitaire, Inc., a wholly owned subsidiary of Accenture, from January 2003 to March 2005.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.
Date: February 1, 2008

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Rosalyn T. Mallet
Rosalyn T. Mallet President, Chief Operating Officer and interim Chief Executive Officer